Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on August 8, 2007

Burr Ridge, Illinois – (July 31, 2007) BankFinancial Corporation (Nasdaq – BFIN) will review second quarter 2007 results in a conference call and webcast for stockholders and analysts on Wednesday, August 8, 2007 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (866) 831-6291 and using participant passcode 30740661. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST on August 22, 2007 on our website. Copies of BankFinancial Corporation’s Second Quarter 2007 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on the evening of August 7, 2007.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At March 31, 2007, BankFinancial Corporation had total assets of $1.567 billion, total loans of $1.298 billion, total deposits of $1.106 billion and stockholders’ equity of $310 million. The company’s common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For Further Information Contact:

Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234